RECENT UPDATE

To:	CHWM Investors and Shareholders

From:	Steven T. Berman, President and CEO

Date:	July 28, 2010

Subject:	Special Update on CHWM

Dear CHWM Investors:

I am writing to share with you some recent good news about China WI-Max Communications, Inc.

First, we have finalized the paperwork necessary to obtain some financing with New York based firms.  We closed with one on a $50,000 working capital loan this week.  We entered an agreement that we anticipate may provide substantial additional funds– up to $10 million – over a period of time. Details have been reported on a Form 8-K that we filed with the Securities and Exchange Commission today.  We believe this facility may give us the ability to advance our business plan in the near and medium-term – a big step for us.

Second, most of our investors have chosen to convert their promissory notes to equity in the company.  This is also very good news as it decreases our “debt” obligations and provides our early investors with enhanced equity positions in our company.

Third, we expect to be in a position to report revenue this quarter pursuant to a contractual arrangement we’ve entered into with a strategic partner (and potential acquisition target company) called CJ Networks (CJN) located in Beijing.  Importantly, the first phase of our new arrangement with CJN is now in place – and includes the provision of billing, engineering, sales and marketing.  The second phase is expected to connect their “third ring road” fiber with our “fourth ring road” fiber to expand our respective networking capabilities.  We are excited about this opportunity – and what it means for our future.

Fourth, I want to mention a subject that some of you have understandably expressed some concern about to staff and between yourselves – our low trading volume and share price.   We are still a very young company, with very few shareholders.  We are not yet known, nor have we begun to fully ramp up and fulsomely execute our business plan.  Your CHWM executive team continues to believe that the best way to realize the most from your investment is to hold the stock and provide us time to execute the business plan.   Patience is key right now.  We appreciate your understanding and sincere interest in our success.

DENVER TOWER	1905 Sherman Street, Suite #335	Denver, CO 80203
303-993-8028 Office	303-993-8172 Fax	www.ChinaWi-Max.com

General Update
July 28, 2010

Fifth, it is my hope that this communication, and the forward momentum we are reporting to execute our business plan, provides you with comfort and answers some of your questions.  In my judgment, your investment in China Wi-Max Communications, Inc. is like a journey – a journey that will take some time to create real value in the Chinese telecom space.  We remain confident of our plan, our team, our approach, and our expected execution to create value to you, our investors, over the long-run.

As always, each of us is available to talk to you at your convenience, and look forward to hearing from you.  We want to be able to respond to any of your questions, comments or concerns.  I invite you to directly contact me via email at sberman@chinawi-max.com or by telephone at 800.830.1978.  I also suggest you contact our Investors Relations Manager, Mr. Jim Prange, at 920.912.7444 or via email at jim.prange@gmail.com, in addition to Ms. Karen Hazelton at our Denver Office.

Thank you,

/s/ Steven Berman

Steven Berman
CEO and President

SAFE HARBOR STATEMENT

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made on behalf of the company. All such forward-looking statements are, by necessity, only estimates of future results and actual results achieved by China Wi-Max Communications, Inc. (China Wi-Max) may differ materially from these statements due to a number of factors. Important factors relating to the Company's operations could cause results to differ materially from those in forward-looking statements and are further detailed in filings with the Securities and Exchange Commission (SEC) available at the SEC website (http://www.sec.gov ). All forward-looking statements are based on information available to China Wi-Max and China Wi-Max assumes no obligations to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements. You should independently investigate and fully understand all risks before making investment decisions.

DENVER TOWER	1905 Sherman Street, Suite #335	Denver, CO 80203
303-993-8028 Office	303-993-8172 Fax	www.ChinaWi-Max.com